PALMETTO BANCSHARES, INC.
PO Box 49, Laurens, SC  29360
www.palmettobank.com
Retrn Service Requeted



----------------------------------------------

1st Quarter Report 2005

----------------------------------------------


Selected Financial Ratios
--------------------------------------------------------------------------------


                                                       As of and for the three
                                                        months ended March 31,
                                                        2005            2004
                                                             (unaudited)

SIGNIFICANT OPERATING RATIOS BASED ON EARNINGS
Return on average assets                                 1.37%          1.37
Return on average equity                                16.74          16.48
Net interest margin                                      4.66           4.73
Efficiency ratio                                        60.46          61.10

SIGNIFICANT CAPITAL RATIOS
Average equity to average assets                         8.21%          8.33
Equity to assets at period end                           8.03           8.37
Tier 1 risk based capital                                9.34           9.32
Total risk based capital                                10.28          10.36
Tier 1 leverage ratio                                    7.81           7.77

SIGNIFICANT CREDIT QUALITY RATIOS
Nonaccrual loans to total assets                         0.22%          0.36
Net charge-offs to average loans
   less mortgage loans held for sale                     0.20           0.30


BANK NOTES
--------------------------------------------------------------------------------

PROMOTIONAL ANNOUNCEMENTS
The Palmetto Bank is proud to announce the following promotions:
ED SIMPSON - Ed has been with The Palmetto Bank for 14 years. He has been serving as Vice President of Data Processing and has been promoted to Senior Vice President, Data Processing, Application Software & Corporate Support. LAUREN SLAUGHTER - Lauren joined The Palmetto Bank in 2002 in the position of Finance & Accounting Officer and has now been promoted to Vice President, Finance & Accounting.
LEN HOOKS - A veteran of more than six years at The Palmetto Bank, Len has been promoted from Special Assets & Collections Officer to Vice President, Special Assets & Collections.
ROBIN THOMASON - Robin has been with The Palmetto Bank for seven years. Formerly Collections Manager, Special Assets, he has been promoted to Assistant Vice President, Special Assets & Collections.

NEW OFFICER APPOINTMENTS
The Palmetto Bank has recognized the following employees as officers: MEGAN HUCK, Mortgage Servicing Manager; TONY MADDOX, Data Processing Manager; WENDY PARKMAN, Branch Manager, Howell Road; CASSIE POWER, Assistant Branch Manager, Church Street; SUE TINNEY, Branch Manager, Church Street

NEW BUSINESS INVESTMENT MONEY MARKET ACCOUNT
On March 1, 2005, The Palmetto Bank announced a new Business Investment Money Market Account for business customers. Our new Business Investment Money Market Account was designed with the business owners in mind. It is a tier account, which allows you to earn interest based on your balance. The higher the balance the higher the rate.

To Our Shareholders:


We are pleased to provide a report on the financial condition for Palmetto Bancshares, Inc. at the end of the first quarter 2005. And, in our 99th year Palmetto Bancshares has achieved another milestone in its growth exceeding for the first time $1 BILLION in total assets. On March 31, 2005 total assets reached $1,022,604,000, a 14.6% increase over first quarter 2004.

First quarter 2005 also produced improved operating results. Net income of $3.4 million was a 12.6% increase over $3.0 million for the first quarter 2004. On a fully diluted basis, earnings per share increased 10.4% to $0.53 compared with $0.48 per share for the quarter ended March 31, 2004. Profitability ratios were excellent with a return on average assets of 1.37% and a return on shareholder's equity of 16.74% at the end of the first quarter 2005. A cash dividend payment of $0.16 per share also reflects excellent operating results in the first quarter. While U.S. equity markets showed weak performance in the first three months of 2005, we are pleased with recent trades of Palmetto Bancshares in the $33.00 per share range, an increase over the year-end 2004 trading price.

In response to an expanding U. S. economy in the fourth quarter 2004, the Federal Reserve moved short-term rates up in February and March. In this environment we continued to see pressure on net interest margins in the first quarter. Fortunately, net interest income experienced excellent growth in the first quarter fueled by a 13.3% increase in total loan volume over first quarter 2004. Growth of $1.1 million in net interest income along with further improvement in the loan loss provision helped boost first quarter net income results.

Total retail funds (including traditional deposits, retail repurchase agreements and commercial paper) from branch operations experienced good growth in the first quarter of 2005 increasing $57.9 million or 7.1% to a record $871.1 million. The introduction in early spring of a new Business Investment Money Market Account saw great results attracting over $10 million in new deposits to this popular account. Indexed to different levels of balance activity, the features of this account are excellent for maximizing short-term returns on business operating accounts.

The Upstate market for financial assets is one of the most competitive markets in the country for gaining customer share of wallet. The names are constantly changing. New banks have been organized. Old names disappear from the market. While competition is keen, in one respect, as a financial institution, we are fortunate to operate in a high growth market. There remains much opportunity for us as we go forward. We continue to fill in gaps in The Palmetto Bank's Upstate marketplace where acceptance has been very favorable. At present, construction is underway for a new facility in Easley, South Carolina. We expect a grand opening in September, 2005. Early indications are very encouraging for one of the most successful start-ups in our branch network. As a shareholder you can assist our success by spreading the word at every opportunity throughout the Easley area. It does make a difference.

The first quarter 2005 was time for optimism. It was a cause for celebration. It was a time of gratitude for those who have entrusted us with their financial assets. We are mindful of a great responsibility. It was also a time of sadness and loss of special people. In January a former and valued Director, Nancy Bates, died in Greenwood, S.C. On March 26, 2005 in Spartanburg, S.C. Director Bill Moore passed away after a short illness. Both of these members of the Palmetto Bancshares family have been instrumental to our past and present successes and for their many contributions we shall forever be grateful.

We wish to especially express our gratitude to you for your loyalty and support as a Palmetto Bancshares customer and shareholder.


Sincerely,


/s/ Leon Patterson

Leon Patterson
Chairman and Chief Executive Officer


Consolidated Balance Sheets
-----------------------------------------------------------------------------------------
(in thousands, except share data)

                                                                         March 31,
                                                                    2005           2004
                                                                    ----           ----
                                                                         (unaudited)
ASSETS
Cash and due from banks                                        $    36,554         26,406
Federal funds sold                                                   1,344         10,090
                                                               -----------      ---------
    Cash and cash equivalents                                       37,898         36,496

Federal Home Loan Bank (FHLB) stock, at cost                         4,331          2,122
Investment securities available for sale at fair market value      138,385        106,373
Mortgage loans held for sale                                         5,335          6,353

Loans                                                              802,948        706,999
    Less allowance for loan losses                                  (7,838)        (7,692)
                                                               -----------      ---------
       Loans, net                                                  795,110        699,307
                                                               -----------      ---------

Premises and equipment, net                                         22,384         21,927
Accrued interest receivable                                          4,452          3,784
Other assets                                                        14,709         15,598
                                                               -----------      ---------
         Total assets                                          $ 1,022,604        891,960
                                                               ===========      =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deposits
    Noninterest-bearing                                          $ 124,251        122,247
    Interest-bearing                                               706,922        656,554
                                                               -----------      ---------
       Total deposits                                              831,173        778,801

Retail repurchase agreements                                        20,981         18,126
Commercial paper (Master notes)                                     18,993         16,339
Federal funds purchased                                             13,320              -
FHLB Advances                                                       52,000              -
Other liabilities                                                    4,038          4,039
                                                               -----------      ---------
       Total liabilities                                           940,505        817,305
                                                               -----------      ---------

Shareholders' equity
Common stock - par value $5.00 per share;  authorized 10,000,000 shares; issued and outstanding 6,313,535 and 6,265,440
    at March 31, 2005 and 2004, respectively.                       31,567         31,327
Capital surplus                                                        555            268
Retained earnings                                                   50,324         41,607
Accumulated other comprehensive income, net of tax                    (347)         1,453
                                                               -----------      ---------
       Total shareholders' equity                                   82,099         74,655
                                                               -----------      ---------

         Total liabilities and shareholders' equity            $ 1,022,604        891,960
                                                               ===========      =========

ASSETS UNDER MANAGEMENT
    Palmetto Bancshares, Inc. and subsidiary (less
       Trust deposits)                                         $ 1,009,623        891,588
    Trust                                                          252,732        264,731
    Investment                                                     145,929        123,806
    Mortgage loans serviced for others                             272,084        272,118
                                                               -----------      ---------
       Total assets under management                           $ 1,680,368      1,552,243
                                                               ===========      =========



CONSOLIDATED STATEMENTS OF INCOME
-------------------------------------------------------------------------------------
(in thousands, except share data)

                                                  FOR THE THREE MONTHS ENDED MARCH 31,
                                                           2005         2004
                                                           ----         ----
                                                               (unaudited)
INTEREST INCOME
    Interest and fees on loans                            $ 12,891       11,271
    Interest and dividends on investment securities
       available for sale                                    1,334          956
    Interest on federal funds sold                              21           15
    Dividends on FHLB stock                                     43           19
                                                          --------       -------
         Total interest income                              14,289       12,261

INTEREST EXPENSE
    Interest on deposits, including retail repurchase
       agreements                                            3,088        2,480
    Interest on federal funds purchased                         25           19
    Interest on FHLB advances                                  297            -
    Interest on commercial paper (Master notes)                 66           23
                                                          --------       -------
         Total interest expense                              3,476        2,522
                                                          --------       -------

            Net interest income                             10,813        9,739

PROVISION FOR LOAN LOSSES                                      600          750
                                                          --------       -------

            Net interest income after provision for
               loan losses                                  10,213        8,989

NONINTEREST INCOME
    Service charges on deposit accounts                      1,847        2,083
    Net fees for trust and brokerage services                  752          670
    Mortgage banking income                                    282          165
    Investment securities gains                                 54          108
    Other                                                      779          696
                                                          --------       -------
         Total noninterest income                            3,714        3,722

NONINTEREST EXPENSE
    Salaries and other personnel                             4,964        4,636
    Occupancy                                                  600          591
    Furniture and equipment                                    885          883
    Postage and supplies                                       317          321
    Marketing and advertising                                  262          214
    Telephone                                                  183          182
    Professional services                                      181          186
    Other                                                    1,407        1,233
                                                          --------       -------
         Total noninterest expense                           8,799        8,246
                                                          --------       -------

            Income before income taxes                       5,128        4,465

PROVISION FOR INCOME TAXES                                   1,717        1,435
                                                          --------       -------

            Net income                                     $ 3,411        3,030
                                                          --------       -------

SHARE DATA
    Net income - basic                                     $  0.54         0.48
    Net income - diluted                                      0.53         0.48
    Cash dividends                                            0.16         0.14
    Book value                                               13.00        11.92
    Weighted average common shares outstanding -
       basic                                             6,309,527    6,264,069
    Weighted average common shares outstanding -
       diluted                                           6,407,359    6,365,180
